UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2005

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1925 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2005, we entered into stock option agreements with the following directors and employees, granting the right to purchase a total of 500,000 shares of our common stock as follows, at an exercise price of $2.50 per share, exercisable for a period of 5 years:

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Name	Number of Stock Options
Donald Sharpe	200,000
John Martin	50,000
Neil Maedel	50,000
Drew Bonnell	200,000
Total	500,000

On May 1, 2005 we also entered into the following agreements:

(a)

a Management Consulting Agreement with Drew Bonnell, our chief financial officer and a director of our company, whereby we agreed to pay Drew Bonnell a management fee of $6,000 per month in consideration for management services rendered by Drew Bonnell;

(b)

an Amended Management Consulting Agreement with D. Sharpe Management Inc., a company wholly owned by Donald Sharpe, our president and a director of our company, whereby we agreed to increase the management fee paid to D. Sharpe Management Inc. from $5,000 to $10,000 per month; and

	(c)	an Amended Management Consulting Agreement with Neil Maedel, whereby we agreed to increase the management fee paid to Neil Maedel from $2,000 to $7,000 per month.
Item 9.01		Financial Statements and Exhibits
10.1	Management Consulting Agreement dated May 1, 2005 with Drew Bonnell
10.2	Amended Management Consulting Agreement dated May 1, 2005 with D. Sharpe Management Inc.
10.3	Amended Management Consulting Agreement dated May 1, 2005 with Neil Maedel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe

Donald Sharpe, President

Date: May 24, 2005

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